Exhibit 4.25
High-trigger loss-absorbing additional tier 1 capital instrument
Issuer
UBS Group
AG, or
other employing
entities of
the UBS
group
ISIN -
Issue Date 19.02.2026 1
Currency USD / CHF
Nominal 2
(million)
Coupon Rate 6.70% / 3.05% 3
Maturity Date perpetual 4
First Call
Date
1 March 2031
1
Issuance date
which corresponds
to grant
date for
employees.
2
For information on the
outstanding amount, refer to the table
“Capital and total loss-absorbing capacity
instruments of UBS Group AG (consolidated), UBS AG consolidated and standalone - Key features”.
3
Applicable to USD-denominated
and CHF-denominated issues,
respectively, and not payable to EU
MRTs
and certain AM Regulated Employees, both as defined within this document.
4
Subject to
forfeiture and
vesting provisions.

2 | 4
Deferred Contingent Capital
Plan 2025/26 (DCCP)
Summary description
of the
terms and
conditions of
DCCP as
a capital
instrument
Overview
Issues under
the DCCP
are made
by UBS
Group AG
or certain
other employing
entities to
key contributors
at UBS
Group AG
or any
of its
subsidiaries (together,
the "Group").
Eligibility is
determined by
the Issuer
and issues
are granted
at its
sole discretion.
Issuer
UBS Group
AG or
certain other
employing entities
of the
UBS group
Type of
instrument
Non-transferable
contingent
right against
the Issuer to
receive
(i)
discretionary
annual
interest
equivalent
payments
on
the
nominal
value
of
a
hypothetical
perpetual
Additional
Tier
1
("AT1")
security
notionally issued
by UBS
Group AG
at grant
(the "Notional
Bond"), and
(ii)
at redemption, as determined
by the Issuer in
its sole discretion, either
the
value
of
the
Notional
Bond
in
cash
or
perpetual
AT1
securities
issued or
guaranteed by UBS
Group AG
or any
other member
of the
Group of
equivalent value
(in
each case
net of
any applicable
taxes
and social security contributions to the employee's account).
For DCCP awarded to EU Material Risk
Takers
(MRT)
1
and certain AM Regulated
Employees 1
there will
be no
contingent right
to receive
discretionary annual
interest
payments; only a
non-transferable contingent right
against the Issuer
to receive the
amount indicated under (ii) above.
Conditional
Interest
Equivalents
Subject
to
(i)
the
conditions
set
out
under
"Trigger
Event
or
Viability
Event"
and
"Forfeiture and
Vesting Provisions" and
(ii) the
discretionary and
mandatory interest
cancellation
provisions
as
set
out
below,
interest
equivalents
will
be
payable
annually in arrears on
the nominal value of
the Notional Bond
at a rate of
3.05% for
CHF-denominated issues and 6.70% for USD-denominated issues.
The
Issuer
may,
at
its
discretion,
elect
to
cancel
any
interest
equivalent
that
is
otherwise scheduled to be
paid on any interest
payment date. In addition,
without
limitation to the
foregoing, payments of
interest equivalents will
not be made
unless
sufficient distributable items (i.e., net profits
carried forward and
freely distributable
reserves) of UBS Group AG are available.
Maturity date
Issues under
the DCCP
have no
scheduled maturity
date.
Notwithstanding the foregoing, but subject to the conditions set out under "Trigger
Event
or
Viability
Event"
and
"Forfeiture
and
Vesting
Provisions",
issues
to
US
taxpayers
will
mature
and
be
settled
on
or
about
1
March
2031
(the
"First
Call
Date"). The Notional Bond underlying such issues will have no scheduled maturity date.
1
Based on relevant European
Banking Authority's ("EBA") Regulatory Technical Standards (RTS) for EU MRTs
and for AM Regulated Employees identified under any of the following regimes: UK MIFIDPRU Regime, UCITS
Regime and AIFMD Regime.

3 | 4
Trigger
Event
or Viability
Event
All outstanding issuances under the DCCP (or, in case of a Trigger Event (as defined below), all outstanding awards under the DCCP in relation to which a
Trigger Event has
occurred) will
be automatically
and permanently
written down
to zero, no further amounts
will be due or
paid thereunder and such awards
will
be permanently cancelled, if:
a) the reported Common Equity Tier 1 ratio of the Group set forth in UBS
Group AG 's
quarterly financial accounts,
results, the annual
report, or in
any reviewed interim
measurement published
upon the instruction
of the
Swiss Financial Market Supervisory Authority FINMA ("FINMA"), falls below 7% or, with respect to grants awarded to Group Executive Board members, 10%, as of the relevant balance sheet date (each, a "Trigger
Event");
b) FINMA provides UBS Group AG with written notice of its determination that amounts outstanding under the DCCP are required to be written down to prevent
the insolvency, bankruptcy or
failure of UBS
Group AG;
or
c) UBS Group AG has received a commitment of direct or indirect extraordinary support
from the
public sector
that FINMA
has determined
and confirmed in writing to UBS Group AG is necessary to prevent the insolvency, bankruptcy or failure of UBS
Group AG (an event
described
in clause (b) or (c), a "Viability Event").
Conditional
Redemption
Subject to the conditions set out under "Trigger Event or Viability Event" and
"Forfeiture and Vesting Provisions" and except as mentioned below, the Issuer may, at its sole discretion, redeem any issuance
by way of
either a cash
payment
or delivery of AT1 securities on the First Call Date, provided that, where the
Issuer has elected to redeem an issuance by way of a cash payment, a redemption will not occur until FINMA has approved it.
In
case
of
a
redemption
by
way
of
delivery
of
securities,
the
securities
will
be
perpetual AT1 securities issued or guaranteed
by UBS or any
other member of the
Group with
substantially the
same terms
and provisions
consistent with
the Notional
Bond,
including
but
not
limited
to,
the
same
Trigger
and
Viability
Events.
Furthermore, the aggregate value of the AT1
securities shall, subject to rounding,
equal the
value of
the Notional
Bond (net
of any
applicable taxes
and social
security
contributions).
For issuances granted to US
taxpayers, redemption will be
on the First Call Date
1
March
2031
as
mentioned
above,
such
that
if
FINMA
approval
for
any
cash
settlement has
not been
given at
the applicable point
in time, issuances must be
settled by
delivery of
AT1
securities, on
or
about
that
date.
Any
AT1
securities
delivered
at settlement
shall be
marketable
subordinated
UBS
Group
AG
debt
instruments in
the AT1
category having
such terms
and provisions
consistent
with
the Notional
Bond terms
and provisions
as determined
by UBS
Group AG
in its sole
discretion on or prior to the grant date.
Forfeiture
and
Vesting
Provisions
Subject to
the conditions
set out
under "Trigger Event
or Viability Event",
issuances under the DCCP will vest after a minimum of five years.
An outstanding unvested
issuance under
the DCCP will
generally be forfeited
and
cancelled, and no further interest
equivalents will generally be
due or paid, due
to
termination of employment or harmful acts by the employee. In certain circumstances, vesting of outstanding
awards under the DCCP
may be subject to
conditions relating to the performance of the Group and/or the employee's business division and similar conditions. In addition, with respect to any award

4 | 4
granted to Group Executive Board members, if the Group does not generate an adjusted pre-tax profit with
respect to any financial
year ending during or after
the
year of grant, but prior to the relevant vesting date, the nominal amount of such award will be reduced by 20% (for each year the Group does not generate an adjusted pre-tax profit) of the nominal amount of such award on the relevant grant date.
In case of death (in or out of service) or disability, an outstanding unvested issuance under the DCCP will vest on the
date that the employee's employment
contract terminates due to death
or disability or any other date
as determined by
the Issuer.
Vesting may be accelerated,
and forfeiture provisions
may be
relaxed, in case
of
early termination of the DCCP by, or change of control in, UBS Group AG.
Status
In the event of the liquidation or winding up of the Issuer under circumstances that
do
not
coincide
with
the
occurrence
of
a
Trigger
Event
or
a
Viability
Event,
the
holder will have a claim
ranking junior to all
rights and claims of priority creditors of
the
Issuer
(i.e.,
claims
in
respect
of
obligations
of
the
Issuer
(i)
that
are
unsubordinated or (ii)
that are subordinated
(including Tier
2 instruments) and
do
not, or
are expressly
not stated
to, rank
pari passu
with, or
junior to,
the Issuer's
obligations under
the DCCP
or any
of the
Issuer's obligations
ranking pari
passu
with the Issuer's obligations under the DCCP).
Governing
Law
Swiss law
/ in certain
cases, New
York law